EXHIBIT 99.1

Beacon Financial Corporation Announces Fourth Quarter Results

  Net Income of $53.4 million, EPS of $0.64
  Operating Earnings (Non-GAAP) of $66.4 million,
  Operating EPS (Non-GAAP) of $0.79

BOSTON, Jan. 28, 2026 (GLOBE NEWSWIRE) -- Beacon Financial Corporation (NYSE: BBT) (the “Company”) today announced net income of $53.4 million, or $0.64 per basic and diluted share, for the fourth quarter of 2025.

For the year ended December 31, 2025, the Company reported net income of $90.3 million, or $1.03 per basic and diluted share. For the year ended December 31, 2025, excluding $70.1 million of merger-related charges, operating earnings after tax (non-GAAP) was $142.3 million, or $1.63 per basic share and $1.62 per diluted share.

“We’re beginning to build momentum as we closed 2025 with the strength of the combined Beacon organization and ongoing synergies created by our merger of equals,” commented Paul Perrault, the Company's President and Chief Executive Officer. “I’m proud of the hard work and dedication of our colleagues who provide exceptional service to support our clients and are working to drive meaningful performance improvements across the organization. Their leadership, resilience, and collaboration are integral to our ability to deliver an enhanced experience for those we serve while building the foundation for long-term success.”

Presentation of Results - The Merger

The Company’s merger of equals (the “Merger”) with Brookline Bancorp, Inc. (“Brookline”) was accounted for as a reverse acquisition using the acquisition method of accounting, with the Company treated as the legal acquirer and Brookline treated as the accounting acquirer for financial reporting purposes. The Company’s financial results for any periods ended on or prior to June 30, 2025 reflect Brookline’s results only on a standalone basis. As a result, the Company’s financial results for the fourth quarter of 2025 may not be directly comparable to prior reported periods.

BALANCE SHEET

Total assets at December 31, 2025 increased $352.9 million to $23.2 billion from $22.9 billion at September 30, 2025, and increased $11.3 billion from $11.9 billion at December 31, 2024, primarily due to the assets assumed in the Merger.

At December 31, 2025, total loans and leases were $18.0 billion, representing a decrease of $275.8 million from September 30, 2025, driven by a decline in investment commercial real estate loans of $235.5 million and increased $8.3 billion from December 31, 2024, primarily due to the loans and leases assumed in the Merger.

Total investment securities at December 31, 2025 decreased $50.7 million to $1.69 billion from $1.74 billion at September 30, 2025 due to scheduled repayments and limited purchases during the fourth quarter, and increased $793.7 million from $895.0 million at December 31, 2024 primarily due to investment securities assumed in the Merger, partially offset by the sale of $176.4 million of the legacy Berkshire Hills Bancorp, Inc.'s investment portfolio during the third quarter. Total cash and cash equivalents at December 31, 2025 increased $821.1 million to $2.0 billion from $1.2 billion at September 30, 2025 primarily due to an increase in payroll deposits, and increased $1.5 billion from $543.7 million at December 31, 2024, primarily due to cash and equivalents assumed in the Merger. As of December 31, 2025, total investment securities and total cash and cash equivalents represented 16.07 percent of total assets, compared to 12.94 percent and 12.08 percent as of September 30, 2025 and December 31, 2024, respectively.

Total deposits at December 31, 2025 increased $610.6 million to $19.5 billion from $18.9 billion at September 30, 2025, consisting of a $260.5 million increase in customer deposits and a $845.6 million increase in payroll deposits, partially offset by a $495.5 million decrease in brokered deposits. Total deposits increased $10.6 billion from $8.9 billion at December 31, 2024, primarily due to the deposits assumed in the Merger.

Total borrowed funds at December 31, 2025 decreased $292.2 million to $788.4 million from September 30, 2025, and decreased $731.5 million from $1.5 billion at December 31, 2024 as combined liquidity as a result of the Merger and the increase in deposits allowed for reduction in borrowings.

The ratio of stockholders’ equity to total assets was 10.75 percent at December 31, 2025, compared to 10.76 percent at September 30, 2025, and 10.26 percent at December 31, 2024. The ratio of tangible stockholders’ equity to tangible assets (non-GAAP) was 8.62 percent at December 31, 2025, compared to 8.56 percent at September 30, 2025, and 8.27 percent at December 31, 2024. Tangible book value per common share (non-GAAP) increased $0.57 from $22.75 at September 30, 2025 to $23.32 at December 31, 2025, and increased $12.51 from $10.81 at December 31, 2024.

NET INTEREST INCOME

Net interest income increased $70.9 million to $199.7 million during the fourth quarter of 2025 from $128.9 million for the quarter ended September 30, 2025. The net interest margin increased 20 basis points to 3.82 percent for the three months ended December 31, 2025 from 3.62 percent for the three months ended September 30, 2025.

NON-INTEREST INCOME

Total non-interest income for the quarter ended December 31, 2025 increased $13.6 million to $25.9 million from $12.3 million for the quarter ended September 30, 2025. The fourth quarter included three months of combined results compared to one month in the prior quarter.

PROVISION FOR CREDIT LOSSES

The Company recorded a provision for credit losses of $8.1 million for the quarter ended December 31, 2025, compared to $20.3 million for the quarter ended September 30, 2025. The $20.3 million provision in the third quarter included provisioning aspects related to the Merger, predominately around the provision for unfunded commitments which was not impacted by the adoption of ASU 2025-08. On a comparable basis, the third quarter provision was $11.1 million. This improvement reflects the steady credit performance of Beacon Bank & Trust in the fourth quarter as risk rating migration improved during the quarter with criticized and classified loans remaining flat quarter over quarter, compared to the deterioration in the third quarter.

Total net charge-offs for the fourth quarter of 2025 were $9.0 million, compared to $15.9 million in the third quarter of 2025. The $9.0 million in net charge-offs were primarily driven by resolutions to a large Boston office loan, a distressed mall loan, and an equipment financing loan. The ratio of net loan and lease charge-offs to average loans and leases on an annualized basis decreased to 20 basis points for the fourth quarter of 2025 from 51 basis points for the third quarter of 2025.

The allowance for loan and lease losses represented 1.40 percent of total loans and leases at December 31, 2025, compared to 1.39 percent at September 30, 2025, and 1.28 percent at December 31, 2024. The increase in the ratio during the quarter was largely driven by an increase in specific reserves, predominantly related to several Eastern Funding credits, two rent controlled multi-family properties in New York, and a large asset based lending transaction. These increases in specific reserves were offset by a reduction in outstanding loans during the quarter.

ASSET QUALITY

The ratio of total nonperforming loans and leases to total loans and leases was 0.63 percent at December 31, 2025 compared to 0.54 percent at September 30, 2025. Total nonaccrual loans and leases increased $15.5 million to $114.2 million at December 31, 2025 from $98.6 million at September 30, 2025. The ratio of nonperforming assets to total assets was 0.50 percent at December 31, 2025 compared to 0.45 percent at September 30, 2025. Total nonperforming assets increased $14.8 million to $116.7 million at December 31, 2025 from $102.0 million at September 30, 2025. The increase in nonperforming assets was largely driven by a $9 million office loan in Boston with approximately 50 percent specific reserve.

NON-INTEREST EXPENSE

Non-interest expense, excluding merger and restructuring expense (Non-GAAP), for the quarter ended December 31, 2025 increased $44.5 million to $127.9 million from $83.4 million for the quarter ended September 30, 2025. The fourth quarter included three months of combined results compared to one month in the prior quarter.

PROVISION FOR INCOME TAXES

The effective tax rate was 29.0 percent and 25.9 percent for the three and twelve months ended December 31, 2025.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The annualized return on average assets increased to 0.94 percent during the fourth quarter of 2025, compared to (0.11) percent for the third quarter of 2025; and was 0.59 percent for the year ended December 31, 2025, compared to 0.60 percent for the year ended December 31, 2024.

The annualized return on average tangible stockholders' equity (non-GAAP) increased to 11.19 percent during the fourth quarter of 2025 compared to (1.27) percent for the third quarter of 2025; and was 6.92 percent for the year ended December 31, 2025 compared to 7.24 percent for the year ended December 31, 2024.

ACCOUNTING ADOPTION

During the fourth quarter, FASB issued ASU 2025‑08, Financial Instruments – Credit Losses – Purchased Loans. This ASU aligns the initial recognition of the allowance for loan losses on purchased loans between PCD and non‑PCD assets by applying the gross‑up approach previously required only for PCD loans. The Company elected to adopt the ASU, effective January 1, 2025, and applied it to the Merger completed in the third quarter, as permitted under the guidance. The third quarter results presented in this release have been updated to reflect the adoption.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.3225 per share for the quarter ended December 31, 2025. The dividend will be paid on February 27, 2026 to stockholders of record on February 13, 2026.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Time on Thursday, January 29, 2026 to discuss the results for the quarter, business highlights and outlook. A copy of the Earnings Presentation is available on the Company’s website, www.beaconfinancialcorporation.com. To listen to the call and view the Company’s Earnings Presentation, please join the call via https://events.q4inc.com/attendee/590872928. To listen to the call without access to the slides, please dial 800-715-9871 (United States) or 646-307-1963 (internationally) and ask for the Beacon Financial Corporation conference call (Conference ID: 6567963). A recording of the call will be available for one week following the call on the Company’s website under “Investor Relations” or by dialing 800-770-2030 (United States) or 609-800-9909 (internationally) and entering the passcode: 6567963.

ABOUT BEACON FINANCIAL CORPORATION

Beacon Financial Corporation (NYSE: BBT) is the holding company for Beacon Bank & Trust, commonly known as Beacon Bank, a full-service regional bank serving the Northeast that was created on September 1, 2025 through the merger of equals between Berkshire Hills Bancorp, Inc. and Brookline Bancorp, Inc. Headquartered in Boston, the Company has $23.2 billion in assets and more than 145 branches throughout New England and New York. Beacon Bank offers a full suite of tailored banking solutions including commercial, cash management, asset-based lending, retail, consumer and residential products and services. The Bank operates through its banking divisions – Berkshire Bank, Brookline Bank, BankRI, and PCSB Bank. The Company also provides equipment financing through its Eastern Funding subsidiary, SBA lending through its 44 Business Capital division, and private wealth services through Clarendon Private.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters, including statements regarding the Company’s business, credit quality, financial condition, liquidity and results of operations. Forward-looking statements may differ, possibly materially, from what is included in this press release due to factors and future developments that are uncertain and beyond the scope of the Company’s control. These include, but are not limited to, changes in interest rates; general economic conditions (including the impact of tariffs, inflation, possible U.S. government shutdowns, and concerns about liquidity) on a national basis or in the local markets in which the Company operates; ongoing turbulence in the capital and debt markets; competitive pressures from other financial institutions; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; changes in the value of securities and other assets in the Company’s investment portfolio; increases in loan and lease default and charge-off rates; the adequacy of allowances for loan and lease losses; decreases in deposit levels that necessitate increases in borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, and future pandemics; changes in regulation; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions and adverse economic developments; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; the risk that the Company fails to realize the anticipated results of the Merger; and changes in assumptions used in making such forward-looking statements. Forward-looking statements involve risks and uncertainties which are difficult to predict. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the SEC. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as operating earnings after tax, operating earnings per common share, operating return on average assets, operating return on average tangible assets, operating return on average stockholders' equity, operating return on average tangible stockholders' equity, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets (annualized) and return on average tangible stockholders' equity (annualized). These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

INVESTOR RELATIONS:

Contact:	Carl M. Carlson Beacon Financial Corporation Chief Financial and Strategy Officer (617) 425-5331 carl.carlson@brkl.com

MEDIA CONTACT:

Contact:	Gary Levante Beacon Financial Corporation Chief Marketing Officer (413) 447-1737 glevante@berkshirebank.com

BEACON FINANCIAL CORPORATION AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended					At and for the Twelve Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$199,741	$128,850	$88,685	$85,830	$84,988	$503,106	$329,585
Provision for credit losses on loans and unfunded commitments	8,141	20,268	6,997	5,974	4,141	41,380	22,003
Provision (credit) for credit losses on investments	(35)	32	3	12	(104)	12	(359)
Non-interest income	25,918	12,345	5,970	5,660	6,587	49,893	25,615
Non-interest expense	142,366	129,296	58,061	60,022	63,719	389,745	241,865
Income (loss) before provision for income taxes	75,187	(8,401)	29,594	25,482	23,819	121,862	91,691
Net income (loss)	53,366	(4,221)	22,026	19,100	17,536	90,271	68,715

Performance Ratios:
Net interest margin (1)	3.82%	3.62%	3.32%	3.22%	3.12%	3.56%	3.06%
Interest-rate spread (1)	3.15%	2.94%	2.57%	2.38%	2.35%	2.82%	2.24%
Return on average assets (annualized)	0.94%	(0.11)%	0.77%	0.66%	0.61%	0.59%	0.60%
Return on average tangible assets (annualized) (non-GAAP)	0.97%	(0.11)%	0.79%	0.68%	0.62%	0.61%	0.61%
Return on average stockholders' equity (annualized)	8.70%	(1.01)%	7.04%	6.19%	5.69%	5.44%	5.67%
Return on average tangible stockholders' equity (annualized) (non-GAAP)	11.19%	(1.27)%	8.85%	7.82%	7.21%	6.92%	7.24%
Efficiency ratio (2)	63.09%	91.57%	61.34%	65.60%	69.58%	70.48%	68.09%

Per Common Share Data:
Net income (loss) — Basic	$0.64	$(0.05)	$0.25	$0.21	$0.20	$1.03	$0.77
Net income (loss) — Diluted	0.64	(0.05)	0.25	0.21	0.20	1.03	0.77
Cash dividends declared	0.3225	0.3225	0.135	0.135	0.135	0.9150	0.540
Book value per share (end of period)	29.78	29.33	14.08	13.92	13.71	29.78	13.71
Tangible book value per common share (end of period) (non-GAAP)	23.32	22.75	11.20	11.03	10.81	23.32	10.81
Stock price (end of period)	26.37	23.71	10.55	10.90	11.80	26.37	11.80

Balance Sheet:
Total assets	$23,220,372	$22,867,458	$11,568,745	$11,519,869	$11,905,326	$23,220,372	$11,905,326
Total loans and leases	$18,029,552	$18,305,379	$9,582,374	$9,642,722	$9,779,288	$18,029,552	$9,779,288
Total deposits	$19,514,657	$18,904,063	$8,961,202	$8,911,452	$8,901,644	$19,514,657	$8,901,644
Total stockholders’ equity	$2,496,061	$2,461,015	$1,254,171	$1,240,182	$1,221,939	$2,496,061	$1,221,939

Asset Quality:
Nonperforming assets	116,747	101,990	63,596	64,021	70,452	116,747	70,452
Nonperforming assets as a percentage of total assets	0.50%	0.45%	0.55%	0.56%	0.59%	0.50%	0.59%
Allowance for loan and lease losses	252,839	253,735	126,725	124,145	125,083	252,839	125,083
Allowance for loan and lease losses as a percentage of total loans and leases	1.40%	1.39%	1.32%	1.29%	1.28%	1.40%	1.28%
Net loan and lease charge-offs	9,019	15,857	5,127	7,597	7,252	37,600	28,228
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.20%	0.51%	0.21%	0.31%	0.30%	0.30%	0.29%

Capital Ratios:
Stockholders’ equity to total assets	10.75%	10.76%	10.84%	10.77%	10.26%	10.75%	10.26%
Tangible stockholders’ equity to tangible assets (non-GAAP)	8.62%	8.56%	8.82%	8.73%	8.27%	8.62%	8.27%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.

BEACON FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025		December 31, 2024
ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$201,557	$182,251	$87,386	$78,741		$64,673
Short-term investments	1,840,188	1,038,369	419,362	278,805		478,997
Total cash and cash equivalents	2,041,745	1,220,620	506,748	357,546		543,670
Investment securities available-for-sale	1,688,768	1,739,423	866,684	882,353		895,034
Total investment securities	1,688,768	1,739,423	866,684	882,353		895,034
Allowance for investment security losses	(94)	(129)	(97)	(94)		(82)
Net investment securities	1,688,674	1,739,294	866,587	882,259		894,952
Loans and leases held-for-sale	—	83,330	—	—	—	—
Loans and leases:
Commercial real estate loans	10,012,094	10,247,090	5,485,546	5,580,982		5,716,114
Commercial loans and leases	3,947,363	3,950,693	2,520,347	2,512,912		2,506,664
Consumer loans	4,070,095	4,107,596	1,576,481	1,548,828		1,556,510
Total loans and leases	18,029,552	18,305,379	9,582,374	9,642,722		9,779,288
Allowance for loan and lease losses	(252,839)	(253,735)	(126,725)	(124,145)		(125,083)
Net loans and leases	17,776,713	18,051,644	9,455,649	9,518,577		9,654,205
Restricted equity securities	87,438	99,431	66,481	67,537		83,155
Premises and equipment, net of accumulated depreciation	163,070	158,375	83,963	84,439		86,781
Right-of-use asset operating leases	82,817	84,238	42,415	44,144		43,527
Deferred tax asset	150,504	178,456	52,325	52,176		56,620
Goodwill	351,613	353,471	241,222	241,222		241,222
Identified intangible assets, net of accumulated amortization	189,562	198,339	14,600	16,030		17,461
Other real estate owned and repossessed assets	2,591	3,360	1,288	917		1,103
Cash surrender value of bank-owned life insurance policies	334,442	332,840	85,479	84,959		84,448
Other assets	351,203	364,060	151,988	170,063		198,182
Total assets	$23,220,372	$22,867,458	$11,568,745	$11,519,869		$11,905,326
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest-bearing deposits:
Demand checking accounts	$4,032,529	$3,905,559	$1,726,933	$1,664,629		$1,692,394
Interest-bearing deposits:
NOW accounts	1,445,894	1,470,808	650,707	625,492		617,246
Savings accounts	2,954,029	2,904,888	1,795,761	1,793,852		1,721,247
Money market accounts	6,515,306	5,589,693	2,153,709	2,183,855		2,116,360
Certificate of deposit accounts	4,156,540	4,127,226	1,877,661	1,878,665		1,885,444
Brokered deposit accounts	410,359	905,889	756,431	764,959		868,953
Total interest-bearing deposits	15,482,128	14,998,504	7,234,269	7,246,823		7,209,250
Total deposits	19,514,657	18,904,063	8,961,202	8,911,452		8,901,644
Borrowed funds:
Advances from the FHLB	555,788	841,044	934,669	957,848		1,355,926
Subordinated debentures and notes	198,572	198,283	84,397	84,362		84,328
Other borrowed funds	34,000	41,189	135,985	113,617		79,592
Total borrowed funds	788,360	1,080,516	1,155,051	1,155,827		1,519,846
Operating lease liabilities	90,713	92,211	43,528	45,330		44,785
Mortgagors’ escrow accounts	15,508	11,179	15,289	15,264		15,875
Reserve for unfunded credits	13,746	13,727	4,586	5,296		5,981
Accrued expenses and other liabilities	301,327	304,747	134,918	146,518		195,256
Total liabilities	20,724,311	20,406,443	10,314,574	10,279,687		10,683,387
Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 89,576,403 shares issued, 89,576,403 shares issued, 96,998,075 shares issued, 96,998,075 shares issued, and 96,998,075 shares issued, respectively	896	896	970	970		970
Additional paid-in capital	2,171,885	2,171,912	904,697	903,696		902,584
Retained earnings	485,862	459,598	475,781	465,898		458,943
Accumulated other comprehensive income	(20,002)	(28,905)	(39,378)	(42,498)		(52,882)
Treasury stock, at cost;
5,545,511 shares, 5,449,039 shares, 7,039,136 shares, 7,037,610 shares, and 7,019,384 shares, respectively	(142,580)	(142,486)	(87,899)	(87,884)		(87,676)
Total stockholders' equity	2,496,061	2,461,015	1,254,171	1,240,182		1,221,939
Total liabilities and stockholders' equity	$23,220,372	$22,867,458	$11,568,745	$11,519,869		$11,905,326

BEACON FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$285,795	$194,517	$143,933	$143,309	$147,436
Debt securities	16,335	10,984	6,691	6,765	6,421
Restricted equity securities	1,160	1,466	1,062	1,203	1,460
Short-term investments	9,293	5,438	2,386	2,451	2,830
Total interest and dividend income	312,583	212,405	154,072	153,728	158,147
Interest expense:
Deposits	102,439	71,901	52,682	53,478	56,562
Borrowed funds	10,403	11,654	12,705	14,420	16,597
Total interest expense	112,842	83,555	65,387	67,898	73,159
Net interest income	199,741	128,850	88,685	85,830	84,988
Provision for credit losses on loans and unfunded commitments	8,141	20,268	6,997	5,974	4,141
Provision (recovery) of credit losses on investments	(35)	32	3	12	(104)
Net interest income after provision for credit losses	191,635	108,550	81,685	79,844	80,951
Non-interest income:
Deposit fees	9,843	5,005	2,472	2,361	2,297
Loan fees	2,189	1,004	472	393	439
Loan level derivative income (loss)	721	635	(4)	70	1,115
Gain on sales of loans and leases	4,154	1,175	264	24	406
Wealth management fees	4,370	2,466	1,421	1,491	1,608
Other	4,641	2,060	1,345	1,321	722
Total non-interest income	25,918	12,345	5,970	5,660	6,587
Non-interest expense:
Compensation and employee benefits	70,204	49,999	35,147	35,853	37,202
Occupancy	11,877	6,921	5,349	5,721	5,393
Equipment and data processing	19,754	11,110	6,841	7,012	6,780
Professional services	2,778	2,114	1,471	1,726	1,345
FDIC insurance	1,924	1,971	1,880	2,037	2,017
Advertising and marketing	2,157	1,583	1,371	868	1,303
Amortization of identified intangible assets	8,777	3,587	1,431	1,430	1,701
Other	10,471	6,148	4,132	4,404	4,600
Total non-interest operating expense	127,942	83,433	57,622	59,051	60,341
Merger and restructuring expense	14,424	45,863	439	971	3,378
Total non-interest expense	142,366	129,296	58,061	60,022	63,719
Income (loss) before provision for income taxes	75,187	(8,401)	29,594	25,482	23,819
Provision (benefit) for income taxes	21,821	(4,180)	7,568	6,382	6,283
Net income (loss)	$53,366	$(4,221)	$22,026	$19,100	$17,536
Earnings per common share:
Basic	$0.64	$(0.05)	$0.25	$0.21	$0.20
Diluted	$0.64	$(0.05)	$0.25	$0.21	$0.20
Weighted average common shares outstanding during the period:
Basic	83,851,381	87,508,517	89,104,605	89,103,510	89,098,443
Diluted	83,878,047	87,832,552	89,612,781	89,567,747	89,483,964
Dividends paid per common share	$0.3225	$0.3225	$0.135	$0.135	$0.135

BEACON FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Twelve Months Ended December 31,
	2025	2024
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$767,554	$587,929
Debt securities	40,775	26,252
Restricted equity securities	4,891	5,786
Short-term investments	19,568	8,554
Total interest and dividend income	832,788	628,521
Interest expense:
Deposits	280,500	232,963
Borrowed funds	49,182	65,973
Total interest expense	329,682	298,936
Net interest income	503,106	329,585
Provision for credit losses on loans and unfunded commitments	41,380	22,003
Provision (recovery) of credit losses on investments	12	(359)
Net interest income after provision for credit losses	461,714	307,941
Non-interest income:
Deposit fees	19,681	10,548
Loan fees	4,058	2,394
Loan level derivative income, net	1,422	1,658
Gain on sales of loans and leases held-for-sale	5,617	951
Wealth management fees	9,748	5,990
Other	9,367	4,074
Total non-interest income	49,893	25,615
Non-interest expense:
Compensation and employee benefits	191,203	143,723
Occupancy	29,868	22,056
Equipment and data processing	44,717	27,374
Professional services	8,089	7,133
FDIC insurance	7,812	8,044
Advertising and marketing	5,979	5,240
Amortization of identified intangible assets	15,225	6,746
Other	25,155	17,348
Total non-interest operating expense	328,048	237,664
Merger and restructuring expense	61,697	4,201
Total non-interest expense	389,745	241,865
Income before provision for income taxes	121,862	91,691
Provision for income taxes	31,591	22,976
Net income	$90,271	$68,715
Earnings per common share:
Basic	$1.03	$0.77
Diluted	$1.03	$0.77
Weighted average common shares outstanding during the period:
Basic	87,428,572	88,983,248
Diluted	87,752,206	89,302,304
Dividends paid per common share	$0.9150	$0.540

BEACON FINANCIAL CORPORATION AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)

	At and for the Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$41,246	$30,213	$987	$10,842	$11,525
Multi-family mortgage	4,065	2,994	1,433	6,576	6,596
Construction	—	535	—	—	—
Total commercial real estate loans	45,311	33,742	2,420	17,418	18,121

Commercial	16,716	14,035	8,687	7,415	14,676
Equipment financing	42,718	41,793	46,067	32,975	31,509
Total commercial loans and leases	59,434	55,828	54,754	40,390	46,185

Residential mortgage	6,465	6,597	3,572	3,962	3,999
Home equity	2,739	2,220	1,561	1,333	1,043
Other consumer	207	243	1	1	1
Total consumer loans	9,411	9,060	5,134	5,296	5,043

Total nonaccrual loans and leases	114,156	98,630	62,308	63,104	69,349

Other real estate owned	—	824	700	700	700
Other repossessed assets	2,591	2,536	588	217	403
Total nonperforming assets	$116,747	$101,990	$63,596	$64,021	$70,452

Loans and leases past due greater than 90 days and still accruing	$37,823	$23,570	$24,899	$3,009	$811

Nonperforming loans and leases as a percentage of total loans and leases	0.63%	0.54%	0.65%	0.65%	0.71%
Nonperforming assets as a percentage of total assets	0.50%	0.45%	0.55%	0.56%	0.59%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$253,735	$126,725	$124,145	$125,083	$127,316
Merger Day 1 allowance on non-PCD loans *	0	67,229	0	0	0
Merger Day 1 allowance on PCD loans	0	64,511	0	0	0
Charge-offs	(10,917)	(16,661)	(5,601)	(9,073)	(8,414)
Recoveries	1,898	804	474	1,476	1,162
Net charge-offs **	$(9,019)	$(15,857)	$(5,127)	$(7,597)	$(7,252)
Provision for loan and lease losses excluding unfunded commitments ***	8,123	11,127	7,707	6,659	5,019
Allowance for loan and lease losses at end of period	$252,839	$253,735	$126,725	$124,145	$125,083

Allowance for loan and lease losses as a percentage of total loans and leases	1.40%	1.39%	1.32%	1.29%	1.28%

NET CHARGE-OFFS:
Commercial real estate loans	$6,598	$819	$3,524	$0	$0
Commercial loans and leases	2,799	15,116	1,640	7,647	7,257
Consumer loans	(378)	(78)	(37)	(50)	(5)
Total net charge-offs **	$9,019	$15,857	$5,127	$7,597	$7,252

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.20%	0.51%	0.21%	0.31%	0.30%

*As a result of the adoption of ASU 2025-08, this amount, related to seasoned non-PCD loans, is recorded as part of purchase accounting adjustments, not through the provision.
**Excludes the impact of Merger Day 1 purchase accounting that resulted in $15.8 million of charge-offs during the three months ended September 30, 2025.
***Provision for loan and lease losses does not include (credit) provision of $(0.0 million), $9.1 million of which $8.4 million was related to Merger Day 1, $(0.7 million), $(0.7 million), and $(0.9 million) for credit losses on unfunded commitments during the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024, respectively.

BEACON FINANCIAL CORPORATION AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$1,701,105	$17,028	4.00%	$1,165,022	$11,273	3.87%	$856,065	$6,463	3.02%
Restricted equity securities (2)	90,227	1,163	5.16%	73,853	1,467	7.95%	75,879	1,459	7.69%
Short-term investments	935,845	9,293	3.97%	448,044	5,438	4.85%	236,784	2,830	4.78%
Total investments	2,727,177	27,484	4.03%	1,686,919	18,178	4.31%	1,168,728	10,752	3.68%
Loans and Leases:
Commercial real estate loans (3)	10,124,749	152,780	5.90%	7,013,916	105,287	5.87%	5,752,591	81,195	5.52%
Commercial loans (3)	2,795,135	47,958	6.72%	1,818,012	30,115	6.48%	1,170,295	19,750	6.61%
Equipment financing (3)	1,182,376	25,206	8.53%	1,209,797	24,692	8.16%	1,310,143	26,295	8.03%
Consumer loans (3)	4,102,433	60,907	5.92%	2,505,760	35,103	5.59%	1,529,654	20,881	5.44%
Total loans and leases	18,204,693	286,851	6.30%	12,547,485	195,197	6.22%	9,762,683	148,121	6.07%
Total interest-earning assets	20,931,870	314,335	6.01%	14,234,404	213,375	6.00%	10,931,411	158,873	5.81%
Non-interest-earning assets	1,712,611			975,676			649,161
Total assets	$22,644,481			$15,210,080			$11,580,572

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$1,445,932	2,953	0.81%	$917,794	1,786	0.77%	$630,408	1,056	0.67%
Savings accounts	2,939,288	14,770	1.99%	2,201,808	12,867	2.32%	1,741,355	10,896	2.49%
Money market accounts	5,546,257	37,347	2.67%	3,324,253	23,131	2.76%	2,083,033	13,856	2.65%
Certificates of deposit	4,150,590	39,438	3.77%	2,607,493	24,956	3.80%	1,857,483	20,691	4.43%
Brokered deposit accounts	739,874	7,931	4.25%	823,059	9,161	4.42%	797,910	10,063	5.02%
Total interest-bearing deposits	14,821,941	102,439	2.74%	9,874,407	71,901	2.89%	7,110,189	56,562	3.16%
Borrowings:
Advances from the FHLB	607,594	6,533	4.21%	792,455	8,709	4.30%	1,144,157	13,958	4.77%
Subordinated debentures and notes	198,411	3,623	7.30%	121,526	2,394	7.88%	84,311	1,944	9.22%
Other borrowed funds	38,089	247	2.57%	42,303	551	5.16%	65,947	695	4.20%
Total borrowings	844,094	10,403	4.82%	956,284	11,654	4.77%	1,294,415	16,597	5.02%
Total interest-bearing liabilities	15,666,035	112,842	2.86%	10,830,691	83,555	3.06%	8,404,604	73,159	3.46%
Non-interest-bearing liabilities:
Demand checking accounts	3,982,227			2,414,119			1,693,138
Other non-interest-bearing liabilities	542,739			287,062			250,303
Total liabilities	20,191,001			13,531,872			10,348,045
Stockholders’ equity	2,453,480			1,678,208			1,232,527
Total liabilities and equity	$22,644,481			$15,210,080			$11,580,572
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		201,493	3.15%		129,820	2.94%		85,714	2.35%
Less adjustment of tax-exempt income		1,752			970			726
Net interest income		$199,741			$128,850			$84,988
Net interest margin (5)			3.82%			3.62%			3.12%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

BEACON FINANCIAL CORPORATION AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Twelve Months Ended
	December 31, 2025			December 31, 2024
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$1,159,559	$41,867	3.61%	$862,381	$26,416	3.06%
Restricted equity securities (2)	74,950	4,896	6.53%	74,788	5,786	7.74%
Short-term investments	468,981	19,568	4.17%	164,445	8,554	5.20%
Total investments	1,703,490	66,331	3.89%	1,101,614	40,756	3.70%
Loans and Leases:
Commercial real estate loans (3)	7,092,889	412,446	5.74%	5,760,432	327,221	5.59%
Commercial loans (3)	1,788,703	118,438	6.53%	1,086,460	73,369	6.65%
Equipment financing (3)	1,228,050	101,022	8.23%	1,352,993	106,329	7.86%
Consumer loans (3)	2,435,721	138,308	5.68%	1,501,626	82,273	5.47%
Total loans and leases	12,545,363	770,214	6.14%	9,701,511	589,192	6.07%
Total interest-earning assets	14,248,853	836,545	5.87%	10,803,125	629,948	5.83%
Non-interest-earning assets	981,795			670,299
Total assets	$15,230,648			$11,473,424

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$909,733	6,778	0.75%	$650,225	4,543	0.70%
Savings accounts	2,169,779	48,502	2.24%	1,726,504	46,220	2.68%
Money market accounts	3,321,102	88,055	2.65%	2,056,066	60,796	2.96%
Certificates of deposit	2,637,193	102,424	3.88%	1,737,697	76,134	4.38%
Brokered deposit accounts	769,674	34,741	4.51%	873,182	45,270	5.18%
Total interest-bearing deposits	9,807,481	280,500	2.86%	7,043,674	232,963	3.31%
Borrowings:
Advances from the FHLB	826,796	37,511	4.47%	1,124,432	55,851	4.89%
Subordinated debentures and notes	122,476	9,436	7.70%	84,258	6,074	7.21%
Other borrowed funds	49,374	2,235	4.53%	78,859	4,048	5.13%
Total borrowings	998,646	49,182	4.86%	1,287,549	65,973	5.04%
Total interest-bearing liabilities	10,806,127	329,682	3.05%	8,331,223	298,936	3.59%
Non-interest-bearing liabilities:
Demand checking accounts	2,439,121			1,657,922
Other non-interest-bearing liabilities	327,262			273,243
Total liabilities	13,572,510			10,262,388
Stockholders’ equity	1,658,138			1,211,036
Total liabilities and equity	$15,230,648			$11,473,424
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		506,863	2.82%		331,012	2.24%
Less adjustment of tax-exempt income		3,757			1,427
Net interest income		$503,106			$329,585
Net interest margin (5)			3.56%			3.06%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

BEACON FINANCIAL CORPORATION AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)

				At and for the Three Months Ended December 31,		At and for the Twelve Months Ended December 31,
				2025	2024	2025	2024
Reconciliation Table - Non-GAAP Financial Information				(Dollars in Thousands Except Share Data)

Reported Pretax Income				$75,187	$23,819	$121,862	$91,691
Add:
Merger Day 1 CECL provision on unfunded commitments				—	—	8,415	—
Merger and restructuring expenses				14,424	3,378	61,697	4,201
Operating Pretax income				$89,611	$27,197	$191,974	$95,892
Effective tax rate				25.9%	23.9%	25.9%	24.5%
Provision for income tax				23,209	6,511	49,721	23,480
Operating earnings after tax				$66,402	$20,686	$142,253	$72,412

Operating earnings per common share:
Basic				$0.79	$0.23	$1.63	$0.81
Diluted				$0.79	$0.23	$1.62	$0.81

Weighted average common shares outstanding during the period:
Basic				83,851,381	89,098,443	87,428,572	88,983,248
Diluted				83,878,047	89,483,964	87,752,206	89,302,304

Return on average assets *				0.94%	0.61%	0.59%	0.60%
Add:
Merger Day 1 CECL provision (after-tax) *				—%	—%	0.04%	—%
Merger and restructuring expenses (after-tax) *				0.19%	0.09%	0.30%	0.03%
Operating return on average assets *				1.13%	0.70%	0.93%	0.63%

Return on average tangible assets *				0.97%	0.62%	0.61%	0.61%
Add:
Merger Day 1 CECL provision (after-tax) *				—%	—%	0.04%	—%
Merger and restructuring expenses (after-tax) *				0.19%	0.09%	0.31%	0.03%
Operating return on average tangible assets *				1.16%	0.71%	0.96%	0.64%

Return on average stockholders' equity *				8.70%	5.69%	5.44%	5.67%
Add:
Merger Day 1 CECL provision (after-tax) *				—%	—%	0.38%	—%
Merger and restructuring expenses (after-tax) *				1.74%	0.83%	2.76%	0.26%
Operating return on average stockholders' equity *				10.44%	6.52%	8.58%	5.93%

Return on average tangible stockholders' equity *				11.19%	7.21%	6.92%	7.24%
Add:
Merger Day 1 CECL provision (after-tax) *				—%	—%	0.48%	—%
Merger and restructuring expenses (after-tax) *				2.24%	1.06%	3.51%	0.33%
Operating return on average tangible stockholders' equity *				13.43%	8.27%	10.91%	7.57%
* Ratios at and for the three months ended are annualized.

BEACON FINANCIAL CORPORATION AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)

	At and for the Three Months Ended					At and for the Twelve Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(Dollars in Thousands)

Net income (loss), as reported	$53,366	$(4,221)	$22,026	$19,100	$17,536	$90,271	$68,715

Average total assets	$22,644,481	$15,210,080	$11,402,934	$11,543,330	$11,580,572	$15,230,648	$11,473,424
Less: Average goodwill and average identified intangible assets, net	546,276	353,189	256,508	257,941	259,496	354,267	262,011
Average tangible assets	$22,098,205	$14,856,891	$11,146,426	$11,285,389	$11,321,076	$14,876,381	$11,211,413

Return on average tangible assets (annualized)	0.97%	(0.11)%	0.79%	0.68%	0.62%	0.61%	0.61%

Average total stockholders’ equity	$2,453,480	$1,678,208	$1,252,055	$1,235,201	$1,232,527	$1,658,138	$1,211,036
Less: Average goodwill and average identified intangible assets, net	546,276	353,189	256,508	257,941	259,496	354,267	262,011
Average tangible stockholders’ equity	$1,907,204	$1,325,019	$995,547	$977,260	$973,031	$1,303,871	$949,025

Return on average tangible stockholders’ equity (annualized)	11.19%	(1.27)%	8.85%	7.82%	7.21%	6.92%	7.24%

Total stockholders’ equity	$2,496,061	$2,461,015	$1,254,171	$1,240,182	$1,221,939	$2,496,061	$1,221,939
Less:
Goodwill	351,613	353,471	241,222	241,222	241,222	351,613	241,222
Identified intangible assets, net	189,562	198,339	14,600	16,030	17,461	189,562	17,461
Tangible stockholders' equity	$1,954,886	$1,909,205	$998,349	$982,930	$963,256	$1,954,886	$963,256

Total assets	$23,220,372	$22,867,458	$11,568,745	$11,519,869	$11,905,326	$23,220,372	$11,905,326
Less:
Goodwill	351,613	353,471	241,222	241,222	241,222	351,613	241,222
Identified intangible assets, net	189,562	198,339	14,600	16,030	17,461	189,562	17,461
Tangible assets	$22,679,197	$22,315,648	$11,312,923	$11,262,617	$11,646,643	$22,679,197	$11,646,643

Tangible stockholders’ equity to tangible assets	8.62%	8.56%	8.82%	8.73%	8.27%	8.62%	8.27%

Tangible stockholders' equity	$1,954,886	$1,909,205	$998,349	$982,930	$963,256	$1,954,886	$963,256

Number of common shares issued	89,576,403	89,576,403	96,998,075	96,998,075	96,998,075	89,576,403	96,998,075
Less:
Treasury shares	5,545,511	5,449,039	7,039,136	7,037,610	7,019,384	5,545,511	7,019,384
Unvested restricted shares	214,806	218,503	854,334	855,860	880,248	214,806	880,248
Number of common shares outstanding	83,816,086	83,908,861	89,104,605	89,104,605	89,098,443	83,816,086	89,098,443

Tangible book value per common share	$23.32	$22.75	$11.20	$11.03	$10.81	$23.32	$10.81

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